Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE	October 23, 2007

NATHANIEL ENERGY CORPORATION
TO CHANGE NAME TO VISTA INTERNATIONAL TECHNOLOGIES, INC.

DENVER, CO - October 23, 2007 - (PRNEWSWIRE) - The Board of Directors of Nathaniel Energy (NECX) on October 19, 2007 approved changing the corporate name to Vista International Technologies, Inc. This name change will further reflect the Company’s new direction that will encompass a broader range of renewable energy technologies, as well as the close ties with the major shareholder, Vista International, Inc. In addition, the Board proposed changing the symbol to VITI.

Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

Contact info:

Barry Kemble, CEO
Timothy Peach, CFO
Vista International Technologies Inc.
8001 InterPort Blvd. Suite 260
Englewood, CO 80112
Phone: 303-690-8300
info@nathanielenergy.com
www.nathanielenergy.com